                                                                    Exhibit 10.3


           Contract for Sale of beer or other Products No.: PL 002160096/96/0002 concluded between:

1) CAREY AGRI - International Poland, ul. Lubelska 13, 03-802 Warszawa, Poland

                              (hereinafter referred to as the "Buyer")


and 2) PLZENSKY PRAZDROJ, a.s. (PILSNER URQUELL a.s.), U Prazdroje 7, 304 97 Plzeu Czech Republic (hyereinafter referred to as the "Seller")

Preamble
--------

Whereas, the Buyer is engaged in the import, distribution, sale and marketing of beverages in the Territory as hereinafter defined,

Whereas, the Seller wishes to increase volumes and quality of sales of Products in the Territory as hereinafter defined,

Whereas, the Buyer is able and wishes to extend the sales, look for and find new gaps in the Territory's market for Products with his import and distribution services and contracts,

Whereas, both parties are prepared and willing to use their best commercial endeavours to fulfill the aforementioned targets,

the two parties have agreed as follows:

Purpose of the Contract
-----------------------

This contract is concluded with the aim to settle the conditions under which the individual contracts of sale and purchase shall be concluded between the parties within the duration hereof and under which the further commercial cooperation between the parties or the parties' activities concerning the Products shall occur.

1.  Definitions and Interpretations
-----------------------------------

"The Products" means Pilsner Urquell beer.

"The Territory" means all existing trade sectors of POLAND. For the avoidance of doubt the Territory does not include any overseas territories and/or duty free market which shall be subject to an individual agreement of the parties;

"The Trade Marks" means those marks, trade marks, trade names, appellations of origin, designs or other means of identification used in connection with the production, advertising promotion, sale and distribution of the Products;


"Contractual Year" means the period between Commencement Date and 31.12.1997;

"Writing" includes cable, telex, facsimile transmission or comparable means of communication;


2.  The Products and their prices
---------------------------------
Pilsner Urquell 12% pale     Carton  20 Euro- bottles  0,50L          USD   6,8_
Pilsner Urquell 12% pale     Carton  20 ALE- bottles   0,50L          USD   7,00
Pilsner Urquell 12% pale     Carton  24 bottles        0,33L          USD   6,5_
Pilsner Urquell 12% pale     Carton  24 bottles        0,33L, 6 Pack  USD   7,88
Pilsner Urquell 12% pale     Carton  24 bottles        0,33L, 4 Pack  USD   7,88
Pilsner Urquell 12% pale     Carton  12 bottles        0,66L          USD   5,67
Pilsner Urquell 12% pale     Carton  24 cans           0,33L          USD   6,41
Pilsner Urquell 12% pale     Carton  24 cans           0,50L          USD   8,90
Pilsner Urquell 12% pale     KEG casks                 100L           USD  36,00

Pallet (Size Euro)                                                    USD  10,00

The prices are valid since 1st April 1997.

The prices are constructed upon EX WORKS Plzen (Incoterms 1990) basis. The prices can be altered by the Seller in accordance with economic changes, price changes in the beer market or changes in the sphere of raw materials, energy etc. Such alteration comes into force 15 days after the date of Buyer's coming into attention of such notice of price alteration.

The price of the transport with 22 tons truck:  Plzen - Pruzkow  1.000, - USD

                                -"-  izo truck:  Plzen - Pruzkow 1.300, - USD

3.  Quantity
------------

The Buyer undertakes to buy the following minimum quantity of the contractual goods in the first contractual year: 10.000 hl.

The minimum quantity for the following contractual years shall be subject to negotiations at least 2 months prior to the last day of any calendar year.

In case no agreement is reached the minimum quantity shall be increased for each subsequent Contractual Year by 5% of the minimum quantity valid in the previous Contractual Year.

4.  Quality
-----------

The guarantee period:                                      - bottled
and canned 12% beer Products ------                        6 months

                   - bottled and canned 10% beer Products ------  3 months

                   - draft beer 12%-----------------------------  3 months

from the date of production under condition and only in that case, that the Products will be stored by the Buyer and its customers in a regular way. The Products must be stored at a dark place protected against sunlight. The Products must not be exposed to bigger changes of temperature. Storage temperature is within the interval between +4 to +20 Celsius grade.

5.  Returnable package
----------------------

1. The Buyer grants the Seller returning of empty package (i.e. KEG casks) as soon as possible in the same state, quality and quantity not later than 4 months from the time of delivery.

2. The Buyer and the Seller will keep the balance of the package and will balance the quantity of the package at the Buyer's side twice a year, i.e. 28th February and 15th September. When finding the balance of the package not balanced from the Buyer's side, the Seller is entitled to require returning the package within 30 days. In case the Buyer does not meet this time limit, the Buyer is obliged to pay the value of the package within next 15 days.

6.  Terms of payment
--------------------

The payment for the deliveries shall be performed by the Buyer according to the invoice issued by the Seller 60 days after the date of issue to the bank of the
Seller: Ceskoslovenska obehodni banka, pobocka (branch) Plzen, account no. 042 41 0301 0300.

The moment of the payment means the date of bank transfer.

7.  Other Buyer's obligations
-----------------------------

Buyer shall during the continuance of this Contract:

a)  notify the Seller, forthwith upon coming to its attention in relation to the
Products:

 .   of any fact, matter or event that involves potential liability of the Seller to any third Territory

 .   of any complaint arising in the Territory whether or not such complaint could give rise to a liability of the Seller

 .   of any infringement, threatened infringement or other improper or wrongful use in the Territory of any Seller's trade marks, trade names, copyright or other intellectual property and/or any of their parts and shall use its best endeavour to protect and guard the Seller's rights;

b) provide the Seller with a report of the state of the market for the Products in the Territory every six months.

8.  Purchase orders
-------------------

Purchase orders shall be sent in writing and served to the Seller not later than on Tuesday every week so that the Products could be dispatched in the following week.

Any order for the delivery of the Products shall be performed in accordance with this Contract and is a separate contract of sale and purchase after the order is confirmed or the Products are dispatched by the Seller.

9.  Trade marks
---------------

 .   Buyer shall distribute the Products in the Territory only under the Trade
    Marks, in packaging and under the name and description previously approved by Pilsner Urquell a.s. in written and under no other trade marks, names and descriptions. Buyer shall not alter or allow the Trade Marks to be altered and acknowledges Pilsner Urquell a.s. the proprietor of the Trade Marks in the Territory.

 .   Buyer shall perform at its own cost after appropriate consultation with the
    Seller an efficient marketing and advertising support for the Products with the aim to increase demand for the Products in the Territory. Buyer shall promote and/or advertise the Products exclusively in the form and manner previously agreed by the Seller in writing. (This includes also visit cards, inscriptions on the cards etc. which contain the Seller's Trade Marks.)

10.  Time of delivery
---------------------

The delivery time (the date of the dispatch from the Seller's brewery) is in the period within 7 days after the date of receiving the payment of the contract price for the Products. The Products will be delivered upon EX WORKS Plzen (Incoterms 1990).

The Seller shall assert the respective delivery basis on the proforma-invoice.

11.  Territory
--------------

The deliveries of the Products are allowed and destined for the consumption only in the Territory. Re-export in prohibited, unless the legislation states otherwise. The Buyer shall secure that his customers shall not re-sell the Products outside the Territory. In case re-export is performed the Buyer shall pay to the Seller the penalty in the amount of USD 10.000, - for each case of any re-export delivery.

12.  Confidentiality
--------------------

At no time the parties shall communicate to any third party any confidential trade or company matters which without prejudice to the foreign generality shall include inter-alia, know-how, processes, ingredients, equipment and prices, and other information coming to their attention in consequence of their having entered into this Contract. This obligation shall continue after the termination of this Contract without limit in point of time.

13.  Waiver
-----------

Neither party may assign its rights or obligations under this Contract except on the basis of the other's prior written consent.

15.  Prior agreements
---------------------

This Contract represents the entire agreement between the parties and supersedes any prior agreements or understandings relating to the same subject, whether written or oral.

16.  Severance
--------------

Should any provision of this Contract be discovered or declared by both parties or by any competent authority to be legally void or unenforceable, then that provision shall be severed from all other provisions of this Contract, which other provisions shall continue in force unaffected. Such severed provision shall be replaced by the legal provision closest by its contents to the purpose that the parties wanted to reach, or the parties shall conduct negotiations in good faith with a view to reaching a new legal, valid and enforceable provision containing the closest understanding to that severed provision.

17.  Duration
-------------

This Contract is valid from the date of subscription and its validity will expire on 31.12.1997. Before the date of expiry of this Contract either party may terminate the Contract forthwith by written notice in the event that:

 .    the other party commits substantial (material) breach of any of its obligations hereunder and/or fails to remedy such breach within 30 days of written notice specifying the breach and requiring it to be remedied if the breach or fault is capable of remedy (for the avoidance of doubt breach of any of the obligations herein are considered as substantial/material breach), or

 .    the other suffers any receivership, bankruptcy or liquidation of itself or any of its assets or subsidiaries or enters into composition or arrangement with its creditors or ceases to carry on its business, or

 .    the other party is at the rate of more than 50% acquired by or merges with another firm or company or group and the party at its reasonable discretion considers the acquisition of such equity interests. Any notice given hereunder must be given within 6 months of the respective party's coming into attention of such fact.

18.  Amendments
---------------

All modifications of and amendments to the Contract must be performed in the written form and accepted and undersigned by both parties, otherwise they are void.

19.  Choice of Law and Arbitration
----------------------------------

This Contract and any contract for sale and purchase made hereunder shall be governed by and construed in accordance with the laws of Czech Republic. Any dispute arising out of or in connection with this Contract, which cannot be settled by conciliation, shall be referred to and finally resolved by the Court of Arbitration attached to The Economic Chamber of Czech Republic and The Agricultural Chamber of Czech Republic in Prague.


                                      13.12.96
------------------------------        ------------------------------------
  Place and Date                         Place and Date
Carey Agri International-Poland       Pilsner Urquell, a.s.
           Sp. Z.O.O.                 Marketing and Export Department
03-802 Warszawa, ul. Lubelska 13
tel 6185025, 6180577,
    6186017  fax 6180238

/s/ William Carey
Dyrektor Zarzadu
CAREY POLAND Sp. Z.O.O.                      [illegible signature]
------------------------------        ------------------------------------
In the name and on behalf             In the name and on behalf
of                                    of
the Buyer                             the Seller